FLORIDA CHOICE BANKSHARES, INC.

Consolidated Balance Sheets
($ in thousands, except per share amounts)

	At December 31,
	2004	2003
Assets

Cash and due from banks	$2,816	2,901
Interest-earning deposits	75	156
Federal funds sold	2,146	4,146

Cash and cash equivalents	5,037	7,203

Securities available for sale	8,146	10,832
Securities held to maturity	13,295	2,833
Loans, net of allowance for loan losses of $1,741 in 2004 and $1,562 in 2003	153,158	120,740
Premises and equipment, net	5,261	4,452
Deferred tax asset	479	528
Federal Home Loan Bank stock	1,108	550
Bank-owned life insurance	1,371	1,315
Other assets	781	620

Total assets	$188,636	149,073

Liabilities and Stockholders’ Equity

Liabilities:
Noninterest-bearing demand deposits	24,075	15,407
Savings, NOW and money-market deposits	50,282	36,473
Time deposits	78,075	71,630

Total deposits	152,432	123,510

Federal Home Loan Bank advances	18,000	11,000
Other borrowings	580	1,983
Other liabilities	623	969

Total liabilities	171,635	137,462

Commitments and contingencies (Notes 4, 8 and 17)

Stockholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $5 par value, 5,000,000 shares authorized, 1,303,233 and 1,033,225 shares issued and outstanding	6,516	5,166
Additional paid-in capital	8,335	6,090
Retained earnings	2,214	407
Accumulated other comprehensive loss	(64)	(52)

Total stockholders’ equity	17,001	11,611

Total liabilities and stockholders’ equity	$188,636	149,073

See accompanying Notes to Consolidated Financial Statements.

FLORIDA CHOICE BANKSHARES, INC.

Consolidated Statements of Earnings
(In thousands)

	Year Ended December 31,
	2004	2003
Interest income:
Loans	$8,567	6,656
Securities	797	375
Other	107	58

Total interest income	9,471	7,089

Interest expense:
Deposits	2,278	2,088
Borrowings	380	192

Total interest expense	2,658	2,280

Net interest income	6,813	4,809

Provision for loan losses	202	441

Net interest income after provision for loan losses	6,611	4,368

Noninterest income:
Service charges on deposit accounts	410	535
Gain on sale of securities available for sale	27	20
Net earnings on bank-owned life insurance	59	—
Other	408	248

Total noninterest income	904	803

Noninterest expense:
Salaries and employee benefits	2,667	2,121
Occupancy	581	594
Marketing and business development	229	234
Data processing	386	314
Printing and office supplies	182	179
Other	667	519

Total noninterest expense	4,712	3,961

Earnings before income taxes	2,803	1,210

Income taxes	996	416

Net earnings	$1,807	794

Earnings per share:
Basic	$1.43	.90

Diluted	$1.40	.87

See accompanying Notes to Consolidated Financial Statements.

FLORIDA CHOICE BANKSHARES, INC.

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2004 and 2003
($ in thousands)

					Accumulated
					Other
				Retained	Compre-
	Common Stock		Additional	Earnings	hensive	Total
	Number of		Paid-In	(Accumulated	Income	Stockholders’
	Shares	Amount	Capital	Deficit)	(Loss)	Equity
Balance at December 31, 2002	879,730	$4,399	4,787	(387)	109	8,908

Comprehensive income:

Net earnings	—	—	—	794	—	794

Net change in unrealized gain on securities available for sale, net of tax benefit of $96	—	—	—	—	(161)	(161)

Comprehensive income						633

Proceeds from sale of common stock, net of offering costs of $2	153,495	767	1,303	—	—	2,070

Balance at December 31, 2003	1,033,225	5,166	6,090	407	(52)	11,611

Comprehensive income:

Net earnings	—	—	—	1,807	—	1,807

Net change in unrealized loss on securities available for sale, net of tax benefit of $9	—	—	—	—	(12)	(12)

Comprehensive income						1,795

Proceeds from exercise of stock options	1,800	9	11	—	—	20

Proceeds from sale of common stock, net of offering costs of $45	268,208	1,341	2,234	—	—	3,575

Balance at December 31, 2004	1,303,233	$6,516	8,335	2,214	(64)	17,001

See accompanying Notes to Consolidated Financial Statements.

FLORIDA CHOICE BANKSHARES, INC.

Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2004	2003
Cash flows from operating activities:
Net earnings	$1,807	794
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	353	364
Provision for loan losses	202	441
Deferred income tax provision (benefit)	58	(151)
Net amortization of premiums and discounts on securities	60	148
Loss on disposal of assets	—	52
Gain on sale of securities available for sale	(27)	(20)
Purchase of bank owned life insurance	—	(1,315)
Net earnings on bank-owned life insurance	(56)	—
Net increase in other assets	(161)	(104)
Net (decrease) increase in other liabilities	(346)	349

Net cash provided by operating activities	1,890	558

Cash flows from investing activities:
Purchase of securities	(11,731)	(12,494)
Maturities, calls, and principal repayments of securities	3,256	7,101
Proceeds from sale of securities available for sale	645	3,697
Net increase in loans	(32,620)	(37,919)
Purchase of premises and equipment, net	(1,162)	(1,292)
Purchase of Federal Home Loan Bank stock	(558)	(367)

Net cash used in investing activities	(42,170)	(41,274)

Cash flows from financing activities:
Net increase in deposits	28,922	29,739
Net increase in Federal Home Loan Bank advances and other borrowings	5,597	8,592
Net proceeds from sale of common stock	3,595	2,070

Net cash provided by financing activities	38,114	40,401

Net decrease in cash and cash equivalents	(2,166)	(315)

Cash and cash equivalents at beginning of year	7,203	7,518

Cash and cash equivalents at end of year	$5,037	7,203

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$2,620	2,308

Income taxes	$1,306	188

Noncash transaction-
Accumulated other comprehensive income (loss), net change in unrealized gain (loss) on securities available for sale, net of tax benefit of $9 and $96	$(12)	(161)

See accompanying Notes to Consolidated Financial Statements.

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and 2003 and for the Years then Ended

(1) General and Summary of Significant Accounting Policies

Organization. Florida Choice Bankshares, Inc. (the “Holding Company”) owns 100% of the outstanding common stock of Florida Choice Bank (the “Bank”). The Bank owns 100% of the outstanding common stock of Florida Choice Holdings, Inc. (“Holdings”) and Florida Choice Title, Inc. (the “Title Company”). The Bank is a state (Florida)-chartered commercial bank and its deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (“FDIC”). The Bank offers a variety of financial services to individual and corporate customers through its three banking offices located in Orange and Lake Counties, Florida. During January 2005, the Bank opened its third banking office in Longwood, Orange County, Florida. Holdings owns a parcel of land for a possible future branch site and the Title Company is currently inactive.

Reorganization and Merger. On December 7, 2004, the Bank’s stockholders approved a Plan of Merger and Merger Agreement under which the Bank would become a wholly-owned subsidiary of the Holding Company. The closing of the transaction followed receipt of approval from the banking regulatory agencies. On January 1, 2005, the Bank’s stockholders exchanged their common stock for common stock of the Holding Company in a share exchange transaction. As a result, the 1,303,233 previously issued $5 par value common stock of the Bank were exchanged for 1,303,253 shares of the $5 par value common stock of the Holding Company. The Holding Company’s merger with the Bank is accounted for as a reorganization of entities under common control at historical cost and the financial data for the periods presented include the results of the Holding Company and the Bank.

Basis of Presentation. The accompanying consolidated financial statements include the accounts of the Holding Company, the Bank, Holdings and the Title Company (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation. The accounting and reporting practices of the Company conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. The following summarizes the more significant of these polices and practices:

Use of Estimates. In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of deferred tax assets.

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Cash and Cash Equivalents. For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, interest-earning deposits and federal funds sold, all of which mature within ninety days.

Securities. Securities that are held principally for resale in the near term are considered trading securities and recorded at fair value with changes in fair value recorded in earnings. Debt securities that the Company has the positive intent and ability to hold to maturity are classified as “held to maturity” and are reported at amortized cost. Available-for-sale securities consist of securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are excluded from earnings and reported in other comprehensive income (loss). Gains and losses on the sale of available-for-sale securities are recorded on the trade date and are determined using the specific-identification method.

         Purchase premiums and discounts are recognized in interest-income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans. Loans management has the intent and the Company has the ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

Loan origination fees are deferred and certain direct origination costs are capitalized. Both are recognized as an adjustment of the yield of the related loan.

The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well collateralized and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Allowance for Loan Losses, Continued. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific and general components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans, an allowance is established when the discounted cash flows or the collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and commercial real estate, construction and land development loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential real estate loans for impairment disclosures.

Foreclosed Assets. Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at the lower of fair value or the loan balance at the date of foreclosure or repossession, establishing a new cost basis. Subsequently, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell.

Premises and Equipment. Land is carried at cost. Building, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally using the straight-line method over the shorter of the lease term or the estimated useful life of each type of asset.

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Transfer of Financial Assets. Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income Taxes. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences between revenues and expenses reported for financial statement and those reported for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. Valuation allowances are provided against assets which are not likely to be realized.

Earnings Per Share. Basic earnings per share has been computed on the basis of the weighted-average number of shares of common stock outstanding during the year. Diluted earnings per share were computed based on the weighted average number of shares outstanding plus the effect of outstanding stock options, computed using the treasury stock method. Earnings per common share have been computed based on the following:

	Year Ended December 31,
	2003	2004
Weighted-average number of common shares outstanding used to calculate basic earnings per common share	1,266,572	886,550

Effect of dilutive stock options	22,134	31,484

Weighted-average number of common shares outstanding used to calculate diluted earnings per common share	1,288,706	918,034

Stock Compensation Plans. Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure, (collectively, “SFAS No. 123”) encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”), whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company’s stock option plans have no intrinsic value at the grant date, and under APB No. 25 no compensation cost is recognized for them. The Company has elected to continue with the accounting methodology in APB No. 25 and, as a result, has provided proforma disclosures of net earnings and other disclosures, as if the fair value based method of accounting had been applied.

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Stock Compensation Plans, Continued. In order to calculate the fair value of the options granted, it was assumed that the average risk-free interest rate was 4.88% for grants in 2004, there would be no dividends paid by the Company over the exercise period, the expected life of the options would be the entire exercise period and stock volatility would be zero due to the lack of an active market for the stock. The weighted-average grant date fair value of stock options issued during 2004 was $5.02 per option. For purposes of pro forma disclosures, the estimated fair value is included in expense in the period vesting occurs. The following table illustrates the effect on net earnings as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation (in thousands, except per share amounts):

	Year Ended December 31,
	2004	2003
Net earnings, as reported	$1,807	794

Deduct: Total stock-based employee compensation determined under the fair value based method for all awards, net of related tax benefit	(153)	(85)

Proforma net earnings	$1,654	709

Basic earnings per share:
As reported	$1.43	.90

Proforma	$1.31	.80

Diluted earnings per share:
As reported	$1.40	.87

Proforma	$1.28	.77

Off–Balance Sheet Credit Related Instruments. The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These off-balance sheet commitments are not reflected in the consolidated financial statements until they are funded. These financial instruments are standby letters of credit and commitments to extend credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

Fair Values of Financial Instruments. The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the aggregate fair value amounts presented may not be realized in an immediate settlement of the instrument or may not necessarily represent the underlying fair value of the Company. The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

               Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair values.

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Fair Values of Financial Instruments, Continued.

     Securities. Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     Loans. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain fixed-rate mortgage (e.g. one-to-four family residential), commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

     Deposits. The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

     Federal Home Loan Bank (“FHLB”) Advances. Fair values are estimated using discounted cash flow analyses based on the Company’s current incremental borrowing rates for similar types of borrowings.

     Other Borrowings. The carrying value of other borrowings approximate fair value.

     Off-Balance Sheet Instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

Comprehensive Income. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net earnings. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheet, such items along with net earnings, are components of comprehensive income.

The components of other comprehensive income and related tax effects are as follows (in thousands):

	Year Ended December 31,
	2004	2003
Unrealized holding gain (loss) on securities available for sale	$6	(237)
Reclassification adjustment for gains realized in earnings	(27)	(20)

Net change in unrealized loss on securities available for sale	(21)	(257)

Tax effect	(9)	(96)

Net-of-tax amount	$(12)	(161)

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Recent Pronouncements. In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share-Based Payment.” This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, which includes stock options and warrants, based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award. Public entities will adopt this Statement using a modified version of prospective application. Under this application, this Statement will apply to new awards and to awards modified, repurchased, or cancelled after the required effective date and to awards not yet vested that exist as of the effective date. This Statement is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Management has not yet determined what effect this Statement will have on the Company’s 2006 consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets — An Amendment of APB Opinion No. 29.” This Statement addresses the measurement of exchanges of nonmonetary assets and is effective for fiscal periods beginning after June 15, 2005. Management believes the overall effect of this Statement will be immaterial to the Company’s consolidated financial statements.

In December 2003, the American Institute of Certified Public Accountants issued Statement of Position 03-3, “Accounting for Certain Loans and Debt Securities Acquired in a Transfer” (SOP 03-3). SOP03-3 addresses accounting for differences between contractual cash flows expected to be collected and an investor’s initial investment in loans or debt securities acquired in a transfer if those differences are attributable, at least in part, to credit quality. SOP03-3 also prohibits “carrying over” or creation of valuation allowances in the initial accounting of all loans acquired in a transfer that are within the scope of SOP03-3. The prohibition of the valuation allowance carryover applies to the purchase of an individual loan, a pool of loans, a group of loans, and loans acquired in a purchase business combination. SOP03-3 is effective for loans acquired in fiscal years beginning after December 15, 2004. The Company does not anticipate that the adoption of SOP03-3 will have a material impact on its financial condition or results of operations.

In March 2004, the Emerging Issues Task Force reached a consensus on Issue 03-1, “Meaning of Other Than Temporary Impairment” (Issue 03-1). The Task Force reached a consensus on an other-than-temporary impairment model for debt and equity securities accounted for under Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities” and cost method investments, and required certain additional financial statement disclosures. The implementation of the “Other-Than-Temporary Impairment” component of this consensus has been postponed. Management cannot determine the effect of the adoption of this guidance on the Company’s financial condition or results of operations.

Reclassifications. Certain reclassifications of prior year amounts have been made to conform to the current year presentation.

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(2) Securities

The carrying amounts of securities and their approximate fair values were as follows (in thousands):

		Gross	Gross	Approximate
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Available for Sale:
At December 31, 2004:
Municipal bonds	$498	3	—	501
Mortgage-backed securities	7,750	37	(142)	7,645

	$8,248	40	(142)	8,146

At December 31, 2003:
Municipal bonds	1,116	22	—	1,138
Mortgage-backed securities	9,798	57	(161)	9,694

	$10,914	79	(161)	10,832

Held for Maturity:
At December 31, 2004:
Municipal bonds	6,153	14	(156)	6,011
Mortgage-backed securities	7,142	1	(82)	7,061

	$13,295	15	(238)	13,072

At December 31, 2003-
Mortgage-backed securities	$2,833	10	(8)	2,835

The following summaries sales of securities available for sale (in thousands):

	Year Ended December 31,
	2004	2003
Proceeds from sales	$645	3,697

Gross gains	$27	20

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(2) Securities, Continued

The scheduled maturities of securities at December 31, 2004 were as follows (in thousands):

	Available for Sale		Held for Maturity
		Approximate		Approximate
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
Due from five to ten years	$—	—	663	667
Due greater than ten years	498	501	5,490	5,344
Mortgage-backed securities	7,750	7,645	7,142	7,061

Total	$8,248	8,146	13,295	13,072

Securities with a carrying value of approximately $6.2 million and $3.6 million at December 31, 2004 and 2003, respectively were pledged to secure other borrowings and for public deposits.

Information pertaining to securities with gross unrealized losses at December 31, 2004, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows (in thousands):

	Less Than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
Securities available for sale:
Municipal bonds	$—	—	—	—
Mortgage-backed securities	(4)	379	(138)	6,292

Total securities available for sale	(4)	379	(138)	6,292

Securities held to maturity:
Municipal bonds	(156)	5,080	—	—
Mortgage-backed securities	(78)	5,531	(4)	758

Total securities held to maturity	(234)	10,611	(4)	758

Total	$(238)	10,990	(142)	7,050

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2004, the Company has 25 debt securities with unrealized losses. Management believes these unrealized losses relate to changes in interest rates. Management also believes the Company has the ability to hold these securities until maturity, or for the foreseeable future and therefore no declines are deemed to be other-than-temporary.

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(3) Loans

The components of loans were as follows (in thousands):

	At December 31,
	2004	2003
Real estate-mortgage	$130,024	107,750
Commercial	18,981	12,950
Consumer and home equity	6,188	1,778

Total loans	155,193	122,478

Allowance for loan losses	(1,741)	(1,562)
Deferred loan fees, net	(294)	(176)

Loans, net	$153,158	120,740

The following is a summary of the activity in the allowance for loan losses (in thousands):

	Year Ended December 31,
	2004	2003
Allowance, at beginning of year	$1,562	1,147
Provision for loan losses	202	441
Recoveries (charge-offs), net	(23)	(26)

Allowance, at end of year	$1,741	1,562

The Company did not have any nonaccrual loans at December 31, 2004. Nonaccrual loans were $1.2 million at December 31, 2003. There were no accruing loans past ninety days or more or impaired loans at December 31, 2004 or 2003 or during the years then ended.

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(4) Premises and Equipment

Premises and equipment were as follows (in thousands):

	At December 31,
	2004	2003
Cost:
Land	$2,036	1,324
Building and improvements	2,384	2,354
Furniture, equipment and computer software	1,700	1,731
Construction in process	325	32

Total cost	6,445	5,491

Less accumulated depreciation and amortization	(1,184)	(989)

Premises and equipment, net	$5,261	4,452

The Company began leasing certain facilities under operating leases in 2004. These leases provide for the payment of real estate taxes and common area maintenance as well as options to renew. Rent expense for 2004 was approximately $10,000. At December 31, 2004, future minimum rental commitments under these noncancelable leases were approximately as follows (in thousands):

Year Ending
December 31:	Amount
2005	$85
2006	103
2007	103
2008	103
2009	103
Thereafter	9

$506

(5) Bank-Owned Life Insurance

During the latter part of 2003, the Company purchased life insurance policies on its senior officer personnel. The purpose of the policies is to defray present and future employee benefit costs through the tax- exempt earnings on the policies. The premiums of the paid-up policies were $1,315,000. Because of the late date of purchase in 2003, there were no earnings on these policies in 2003. During 2004, the Company recorded $56,000 in net earnings on these policies. The Company has also entered into split-dollar agreements with these individuals that would pay their beneficiaries a certain percentage of the death benefits in excess of the cash surrender amounts if these payments were triggered.

Although not formally linked with the life insurance policies, the Company has salary continuation agreements with these senior officers that requires the Company to pay them certain benefits upon retirement or other circumstances. The Company recognized expenses of approximately $70,000 in 2004 relating to these agreements.

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(6) Deposits

The aggregate amount of time deposits, each with a minimum denomination of $100,000, was approximately $24.0 million and $15.9 million at December 31, 2004 and 2003, respectively.

At December 31, 2004, the scheduled maturities of time deposits were as follows (in thousands):

Year Ending
December 31,	Amount
2005	$67,316
2006	6,165
2007	1,910
2008	917
2009	1,767

$78,075

(7) Federal Home Loan Bank Advances

The Company has an agreement with the Federal Home Loan Bank of Atlanta to borrow funds under a line of credit. The Company pledges certain loans under a blanket lien agreement and its investment in FHLB stock as collateral for these borrowings. The following summarizes the outstanding advances ($ in thousands):

Maturity During	Interest Rate			Balance
The Year Ending	At December 31,			At December 31,
December 31,	2004		2003	2004		2003
2004	—%		3.40%	$—		3,000

2005	1.72%		—%	1,000		—
2006	2.39%		—%	1,000		—
2006	2.58	%(2)	—%	3,000		—
2007	2.93%		—%	1,000		—
2008	1.88%		1.88%	3,000		3,000
2008	1.92%		1.92%	5,000		5,000
2008	3.57%		—%	1,000		—
2014	2.91%		—%	3,000	(1)	—

				$18,000		11,000

(1)	The outstanding amount of these advances are callable at the option of the FHLB, to the extent of $3.0 million in 2005, $5.0 million in 2006 and $3.0 million in 2009.

(2)	Adjustable rate.

(8) Other Borrowings

The Company enters into repurchase agreements with customers that sweep funds from deposit accounts into investment accounts. These investment accounts are not federally insured and are treated as borrowings. These agreements require the Company to pledge securities as collateral for these borrowings. At December 31, 2004, the outstanding balance of such borrowings totaled $580,000 and the Company pledged securities with a carrying value of approximately $6.0 million as collateral for these agreements. At December 31, 2003, the outstanding balance of such borrowings totaled $2.0 million and the Company pledged securities with a carrying value of approximately $3.6 million as collateral for these agreements.

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(9) Off-Balance Sheet Activities

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments.

Commitments to extend credit, including lines of credit, are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit is based on management’s credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit to customers is essentially the same as that involved in extending loan facilities to customers.

A summary of the amounts of the Company’s financial instruments, with off-balance sheet risk at December 31, 2004 and 2003 follows (in thousands):

	Contract Amount
	2004	2003
Commitments to extend credit	$37,683	15,900

Standby letters of credit	$1,294	1,463

(10) Significant Group Concentrations of Credit Risk

The Company grants real estate, commercial and consumer loans to customers primarily in the State of Florida with the majority of such loans in the Orange and Lake County areas. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy of the Orange and Lake County areas. The Company does not have any significant concentrations to any one industry or customer.

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(11) Income Taxes

Income taxes (benefit) consisted of the following (in thousands):

	Year Ended December 31,
	2004	2003
Current:
Federal	$791	478
State	147	89

Total current	938	567

Deferred:
Federal	50	(129)
State	8	(22)

Total deferred	58	(151)

Total	$996	416

The reasons for the differences between the statutory Federal income tax rate and the effective tax rate are summarized as follows ($ in thousands):

	Year Ended December 31,
	2004		2003
	Amount	%	Amount	%
Income taxes at statutory rate	$953	34.00%	$412	34.00%
Increase (decrease) in income taxes (benefit) resulting from:
State income taxes, net of Federal tax benefit	102	3.64	44	3.66
Tax-exempt income	(72)	(2.57)	(30)	(2.29)
Other, net	13	.46	(10)	(.74)

Income taxes	$996	35.53%	$416	34.63%

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(11) Income Taxes, Continued

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows (in thousands):

	At December 31,
	2004	2003
Deferred tax assets:
Allowance for loan losses	$590	514
Unrealized loss on securities available for sale	38	29
Preopening and organizational costs	—	16
Other	26	37

Gross deferred tax assets	654	596

Deferred tax liabilities:
Premises and equipment	(81)	(68)
Deferred loan costs	(94)	—

Gross deferred tax liabilities	(175)	(68)

Net deferred tax asset	$479	528

(12) Employee Benefit Plans

The Company sponsors a 401(k) defined contribution employee benefit plan. The plan is available to all employees electing to participate after meeting certain length-of-service requirements. Contribution expenses relating to this plan for the years ended December 31, 2004 and 2003 were approximately $77,000 and $27,000, respectively.

(13) Loans to Related Parties

During 2004 and 2003, the Company made loans to certain officers and directors, and companies in which they held a 10% or more beneficial ownership. The balance outstanding under these loans was approximately $7.1 million and $8.3 million at December 31, 2004 and 2003, respectively. These loans were made in the normal course of business at prevailing interest rates and terms.

(14) Regulatory Matters

The Company is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective actions, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to adjusted total assets (as defined).

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(14) Regulatory Matters, Continued

As of December 31, 2004, the most recent notification from the regulatory authorities categorized the Bank as well capitalized. An institution must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank’s category. The Bank’s actual capital amounts and percentages are also presented in the table ($ in thousands).

					Minimum
					To Be Well
					Capitalized Under
			Minimum Capital		Prompt Corrective
	Actual		Requirement		Action Provisions
	Amount	%	Amount	%	Amount	%
As of December 31, 2004:
Total capital to Risk- Weighted assets	$18,806	11.4%	$13,152	8.0%	$16,439	10.0%
Tier I Capital to Risk- Weighted Assets	17,065	10.4	6,576	4.0	9,864	6.0
Tier I Capital to Adjusted Total Assets	17,065	9.2	7,451	4.0	9,314	5.0

As of December 31, 2003:
Total capital to Risk- Weighted assets	13,225	10.4	10,142	8.0	12,677	10.0
Tier I Capital to Risk- Weighted Assets	11,663	9.2	5,071	4.0	7,606	6.0
Tier I Capital to Adjusted Total Assets	11,663	8.3	5,638	4.0	7,048	5.0

The Holding Company was not subject to the capital requirements above at December 31, 2004, since the Holding Company became effective on January 1, 2005.

(15) Dividend and Cash Restrictions

The Company is limited in the amount of cash dividends that may be paid by the amount the Bank may pay to the Holding Company. The amount of cash dividends that may be paid is based on the Bank’s net earnings of the current year combined with the Bank’s retained earnings of the preceding two years, as defined by state banking regulations. However, for any dividend declaration, the Bank must consider additional factors such as the amount of current period net earnings, liquidity, asset quality, capital adequacy and economic conditions. It is likely that these factors would further limit the amount of dividend which the Bank could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends if they deem such payment to be an unsafe or unsound practice.

The Company is required to maintain cash reserves in the form of vault cash or in a noninterest-earning account with the Federal Reserve Bank or in noninterest-earning accounts with other qualified banks based on the balances of its transaction deposit accounts. These reserve balances at December 31, 2004 and 2003 were approximately $628,000 and $254,000, respectively.

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(16) Stock Option Plans

The Company has two stock option plans (the “Plans”). One is for the benefit of selected key employees under which 107,124 options may be granted and the other is for the benefit of Directors under which 149,910 options may be granted. All options have ten-year terms. At December 31, 2004, there were 42,099 options available for future grants under the Plans. A summary of stock option transactions under the Plans follows ($ in thousands, except per share amounts):

	Number	Range of	Weighted-	Aggregate
	of	Option	Average	Option
	Options	Price	Price	Price
Outstanding at December 31, 2002	127,030	$10.00-12.50	$10.37	$1,317
Options exercised	(600)	10.00	10.00	(6)
Options forfeited	(1,350)	10.00-12.50	11.76	(16)
Options granted	16,420	10.00-13.10	10.47	172

Outstanding at December 31, 2003	141,500	10.00-13.10	10.37	1,467
Options granted	81,085	13.50	13.50	1,095
Options exercised	(1,800)	10.00-12.50	11.25	(20)
Options forfeited	(8,250)	10.00-12.50	12.32	(102)

Outstanding at December 31, 2004	212,535	$10.00-13.50	$11.48	$2,440

The weighted-average contractual lives of the outstanding stock options at December 31, 2004 and 2003 were 7.1 years and 7.3 years, respectively. The stock options granted to Directors are exercisable immediately at the date of grant and those granted to employees vest over five years. At December 31, 2004, the Company’s outstanding stock options are exercisable as follows:

	Number	Weighted-Average
Year Ending December 31,	of Options	Exercise Price
Currently exercisable	174,710	$11.08
2005	8,525	13.23
2006	8,525	13.23
2007	8,505	13.23
2008	6,185	13.50
2009	6,085	13.50

	212,535	$11.48

(continued)

FLORIDA CHOICE BANKSHARES, INC.

Notes to Consolidated Financial Statements, Continued

(17) Legal Contingencies

Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will not have a material effect on the Company’s consolidated financial statements.

(18) Fair Value of Financial Instruments

The estimated fair values of the Company’s financial instruments were as follows (in thousands):

	At December 31,
	2004		2003
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	$5,037	5,037	7,203	7,203
Securities available for sale	8,146	8,146	10,832	10,832
Securities held to maturity	13,295	13,072	2,833	2,834
Loans, net	153,158	152,830	120,740	124,489
FHLB stock	1,108	1,108	550	550

Financial liabilities:
Deposits	152,432	153,281	123,510	123,088
FHLB advances	18,000	18,309	11,000	11,017
Other borrowings	580	580	1,983	1,983

Off-balance sheet financial instruments	—	—	—	—